Exhibit 10.10

U.S. GOLDMINING INC.

Suite 200, Office 203

301 Calista Court

Anchorage, AK 99518

April 3, 2023

Craft Capital Management LLC

377 Oak St. Mezzanine

Garden City New York, 11530

Attention: Richard J Rizzuto

Re:	Initial Public Offering

Ladies and Gentlemen:

This will confirm our discussions relating to Craft Capital Management LLC (“Craft Capital”) serving as dealer in the contemplated initial public offering (the “IPO”) of U.S. Goldmining Inc. (the “Company”). In particular, the Company and Craft Capital hereby agree that in addition to any selling concessions that are payable to Craft Capital for serving as a dealer in the IPO, as described in the IPO, the Company agrees that Craft Capital will be compensated an additional $50,000 fixed payment for seeking to introduce investors who will purchase round lots of at least 100 shares in the IPO on the closing date of the Company’s IPO out of the flow of funds. The term of this Agreement shall begin upon the date hereof and terminate on the closing date of the Company’s IPO and is an addendum to any other agreement entered into between the Company and Craft Capital.

By accepting this Agreement and acting as a dealer in the IPO, Craft Capital represents, warrants and covenants to the Company that, now and during the term of this Agreement:

1.	Craft Capital is an entity organized, validly existing and in good standing under the laws of the state or country of its formation, with all requisite power and authority to enter into this letter agreement and to carry out its obligations hereunder, including that its activities with respect to the IPO are permitted under Craft Capital’s Membership Agreement with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

2.	this letter agreement, when executed by Craft Capital, will have been duly authorized, executed and delivered by Craft Capital and will be a valid and binding agreement enforceable in accordance with its terms and entering into and conducting the activities referred to herein shall not violate, conflict with, cause a default of or breach any agreement, law, order, obligation or instrument by which Craft Capital is bound;

3.	Craft Capital is duly registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and with various states as required by applicable law; is qualified to act as a dealer in the states or other jurisdictions in which the Company offers the securities of the Company and is a member in good standing with FINRA, and currently maintains all required broker-dealer registrations, and its Representatives (hereafter defined) current maintain all required agent/salesperson registrations, under FINRA rules and applicable state Blue Sky laws necessary to perform its and their activities with respect to the IPO;

4.	Craft Capital and its personnel conducting activities with respect to the IPO (“Representatives”) shall comply with applicable law, including suitability determinations, and Regulation Best Interest and its disclosure obligations, and Craft Capital shall provide to the Company upon request evidence of such compliance, which obligation shall survive the termination of this letter agreement;

5.	Neither Craft Capital nor any of its Representatives are subject to any statutory disqualification and other than as disclosed in writing to the Company, have not committed any acts described in SEC Rule 506(d) and there are no pending, threatened or contemplated actions, arbitrations, suits, for-cause inspections, subpoenas, proceedings or investigations before or by any court, governmental, administrative, regulatory (including self-regulatory) body against or involving Craft Capital or any of its Representatives, or to which Craft Capital k or any of its Representatives is a party, or to which its assets are subject;

6.	Craft Capital shall not provide any offering materials, or solicit any investors, with respect to the IPO in Canada or any other jurisdiction outside of the United States; and

7.	Craft Capital shall promptly notify the Company in writing of any of the foregoing are or become untrue or incomplete.

Best regards,

/s/ Timothy Smith
Timothy Smith
Chief Executive Officer

AGREED AND ACCEPTED:

Craft Capital Management LLC

By:	/s/ Richard J. Rizzuto
Name:	Richard J. Rizzuto
Title:	CEO

2